UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Diageo Capital plc

(Exact name of Registrant as Specified in Its Charter)

Scotland	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Edinburgh Park, 5 Lochside Way, Edinburgh, Scotland	EH12 9DT
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:   No. 333-179426

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

0.625% Notes due 2016	The New York Stock Exchange
1.125% Notes due 2018	The New York Stock Exchange
2.625% Notes due 2023	The New York Stock Exchange
3.875% Notes due 2043	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated April 24, 2013 (the “Prospectus Supplement”) to a prospectus dated February 8, 2012 (the “Prospectus”), relating to the Securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 (File No. 333-179426), which became automatically effective on February 8, 2012.  The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered.

This registration statement relates to $750,000,000 aggregate principal amount of the Registrant’s 0.625% Notes due 2016, $650,000,000 aggregate principal amount of the Registrant’s 1.125% Notes due 2018, $1,350,000,000 aggregate principal amount of the Registrant’s 2.625% Notes due 2023 and $500,000,000 aggregate principal amount of the Registrant’s 3.875% Notes due 2043.  Reference is made to the information set forth under the headings “Description of Debt Securities and Guarantees” in the Prospectus and “Description of Notes” and “Taxation” in the Prospectus Supplement, which information is incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

1.1                               Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filing pursuant to Rule 424(b)).

1.2                               Indenture, dated as of August 3, 1998, among the Registrant, Diageo plc (the “Guarantor”) and The Bank of New York Mellon, as Trustee (the “Indenture”), (incorporated by reference to Exhibit 4.1 to the Registration Statement of the Guarantor on Form F-1 (File No. 333-8874) filed with the Commission on July 24, 1998 (pages 365 to 504 of paper filing)).*

1.3                               Officer’s Certificate of the Registrant and the Guarantor pursuant to Sections 102 and 301 of the Indenture setting forth the terms of the Securities (incorporated by reference to Exhibit 4.1 to the Report of the Guarantor on Form 6-K (File No. 001-10691) filed with the Commission on April 29, 2013).

1.4                               Form of Global Securities and Guarantees relating thereto (included in Exhibit 1.3 hereof).

*                                         Pursuant to an Agreement of Resignation, Appointment and Acceptance dated October 16, 2007 by and among the Registrant, the Guarantor, Diageo Finance BV, Diageo Investment Corporation, The Bank of New York and Citibank NA, The Bank of New York Mellon has become the successor trustee to Citibank NA under the Indenture.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DIAGEO CAPITAL PLC
(Registrant)

Date: April 29, 2013	By:	/s/ David Heginbottom
Name: David Heginbottom
Title: Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filing pursuant to Rule 424(b)).

1.2

Indenture, dated as of August 3, 1998, among the Registrant, Diageo plc (the “Guarantor”) and The Bank of New York Mellon, as Trustee (the “Indenture”) (incorporated by reference to Exhibit 4.1 to the Registration Statement of the Guarantor on Form F-1 (File No. 333-8874) filed with the Commission on July 24, 1998 (pages 365 to 504 of paper filing)).*

1.3

Officer’s Certificate of the Registrant and the Guarantor pursuant to Section 301 of the Indenture setting forth the terms of the Securities (incorporated by reference to Exhibit 4.1 to the Report of the Guarantor on Form 6-K (File No. 001-10691) filed with the Commission on April 29, 2013).

1.4	Form of Global Securities and Guarantees relating thereto (included in Exhibit 1.3 hereof).

*                                               Pursuant to an Agreement of Resignation, Appointment and Acceptance dated October 16, 2007 by and among the Registrant, the Guarantor, Diageo Finance BV, Diageo Investment Corporation, The Bank of New York and Citibank, N.A., The Bank of New York Mellon has become the successor trustee to Citibank, N.A., under the Indenture.